Exhibit 99.1

Westwater Resources Publishes Optimized Business Plan for the Coosa Graphite Project

Outlines Development of Battery-Graphite Manufacturing Business in Alabama

 Producing Advanced, High Quality and High Margin Graphite Products for Battery Manufacturers

CENTENNIAL, Colo., June 26, 2018 – Westwater Resources, Inc. (“Westwater,” or the “Company”) (Nasdaq: WWR), a green energy materials development company, announced today that it has issued its business plan for producing advanced graphite products for battery manufacturers through its wholly-owned subsidiary Alabama Graphite Company, Inc. (AGC). The AGC business plan can be found on Westwater’s website: www.westwaterresources.net.

On April 23, 2018, Westwater acquired AGC as part of a strategic decision to refocus the Company to supply battery manufacturers with low-cost, advanced, high-quality, and high-margin graphite products. The principal asset acquired is the Coosa Graphite Project (“Coosa Project”), which includes the Coosa Graphite mine located near Sylacauga, Alabama, 50 miles southeast of Birmingham. The Coosa mine is located in an area that has been a past producer of graphite, utilizing a geology trend spanning tens of thousands of acres, known as the “Alabama Graphite Belt.” The State of Alabama remains a friendly business jurisdiction, exemplified by successfully securing a $1 billion commitment from Daimler Benz to build a lithium-ion battery factory near its automobile assembly plant in the state.

Christopher M. Jones, President and Chief Executive Officer of Westwater Resources, said, “We are issuing our business plan for Alabama Graphite to provide investors guidance on how we plan on moving the Coosa Project forward.  We believe that graphite has an important strategic place in the global economy, as graphite continues to be a commodity in high demand as electric automobiles and the batteries that power them increase production.  We are working with over 30 potential customers, several of which have qualification samples in hand as a first step towards potential sales; this plan outlines our anticipated pathway towards providing returns to investors over the intermediate to long-term.”

Mr. Jones added, “In summary, our Company’s broad base of manufacturing, mining, and processing expertise from graphite, base and precious metals to energy materials is our key competitive advantage. Over the last 40-plus years, members of the Westwater team have operated mining, processing, and manufacturing facilities ranging in size from small to more than a billion dollars in revenue and management believes they have the experience required to successfully execute this business plan.”

Major components of the business plan include constructing a processing facility that purifies readily available graphite concentrates to 99.95% pure carbon.  The proposed construction is planned for 2020

based upon pilot-plant operating data developed in 2019 and using industry standard processes.   Once the graphite is purified, the material is further processed into the three component products which provide graphite materials with enhanced conductivity performance for battery manufacturers: Purified Micronized Graphite (PMG), Delaminated Expanded Graphite (DEXDG), and Coated Spherical Purified Graphite (CSPG).

At the same time, the Company will be developing the Coosa Graphite mine (planned for start-up 2026) on its 40,000-plus-acre mineral-rights holdings that can serve as a hedge against future feedstock costs and provide in-house quality assurance and quality control (QA/QC) for raw-material inputs.

To view the full AGC business plan, please go to www.westwaterresources.net.

About Westwater Resources

WWR is focused on developing energy-related materials.  The Company’s battery materials projects include the Coosa Graphite Project and the associated Coosa Graphite Mine located across 41,900 acres in east-central Alabama.  In addition, the Company maintains lithium mineral properties in three prospective lithium brine basins in Nevada and Utah.  WWR’s uranium projects are located in Texas, New Mexico and the Republic of Turkey.  In Texas, the Company has two licensed and currently idled uranium processing facilities and approximately 11,000 acres (4,400 ha) of prospective in-situ recovery uranium projects.  In New Mexico, the Company controls mineral rights encompassing approximately 188,700 acres (76,394 ha) in the prolific Grants Mineral Belt, which is one of the largest concentrations of sandstone-hosted uranium deposits in the world.  Incorporated in 1977 as Uranium Resources, Inc., WWR also owns an extensive uranium information database of historic drill hole logs, assay certificates, maps and technical reports for the Western United States.  For more information, visit www.westwaterresources.net.

Cautionary Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words. All statements addressing events or developments that WWR expects or anticipates will occur in the future, including but not limited to statements relating to the Company’s growth, developments at the Company’s projects, including future exploration costs and results, intent and timing of new and existing programs and testing, the potential improvements contained in WWR’s business plan for the Coosa Graphite Project, the future production of graphite, including on a pilot scale, and future sales of graphite, including as a first mover for key components of electrical storage devices, future returns to WWR investors, and the Company’s liquidity and cash demands, including future capital markets financing and disposition activities, are forward-looking statements.  Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  These risk factors and uncertainties include, but are not limited to, (a) the Company’s ability to successfully integrate AGC’s business into its own, and the risk that additional analysis of the Coosa Graphite Project may result in revisions to the business plan for the Coosa Graphite Project; (b) the Company’s ability to raise additional capital in the future; (c) spot price and long-term contract price of graphite, uranium and lithium; (d) risks associated with our foreign and domestic operations; (e) operating conditions at the Company’s projects; (f) government and tribal regulation of the graphite industry, uranium industry, the lithium industry, and the power industry; (g) world-wide graphite, uranium and lithium supply and demand, including the supply and demand for lithium-based batteries; (h) maintaining sufficient financial assurance in the form of sufficiently collateralized surety instruments; (i) unanticipated geological, processing, regulatory and legal or other problems the Company may encounter in the jurisdictions where the Company operates or intends to operate, including in Alabama, Texas, New Mexico, Utah, Nevada and the Republic of Turkey; (j) the ability of the Company to enter into and successfully close acquisitions or other material transactions, (k) the results of the Company’s lithium brine exploration activities at the Columbus Basin, Railroad Valley, and Sal Rica projects, and the possibility that future exploration results may be materially less promising than initial exploration result; (I) any graphite, lithium or uranium discoveries not being in high enough concentration to make it economic to extract the metals; and (m) other factors which are more fully described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release. The results of the initial optimization study are preliminary in nature and subject to revision following WWR’s further analysis of the Coosa project.

Westwater Resources Contact:	Investor Relations Contact:
Christopher M. Jones, President & CEO	Michael Porter
Phone: 303.531.0480	Porter, LeVay and Rose
Jeff Vigil, VP Finance & CFO	Phone: 212.564.4700
Phone: 303.531.0481
Email: Info@WestwaterResources.net	Email: Westwater@plrinvest.com

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